Exhibit 99.1

News release

QLT ANNOUNCES FOURTH QUARTER AND YEAR END 2014 RESULTS

Provides Strategic Review and Synthetic Retinoid Program Update

For Immediate Release	February 26, 2015

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. The Company reported financial results today for the fourth quarter and year ended December 31, 2014. Unless otherwise specified, all amounts are reported in U.S. dollars and in accordance with U.S. GAAP.

2014 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

Operating Expenses/Income

Research and Development (“R&D”) Expenses

R&D expenses relate to QLT’s synthetic retinoid program. During the fourth quarter of 2014, R&D expenses were $2.1 million, compared to $4.8 million for the same period in 2013. The $2.7 million decrease was primarily due to higher costs incurred in the fourth quarter of 2013 in connection with QLT’s Leber Congenital Amaurosis (“LCA”) and Retinitis Pigmentosa (“RP”) Phase Ib retreatment study, toxicity studies and the commencement of the impaired dark adaptation (“IDA”) study. The quarter-over-quarter decline in R&D expense was also favorably impacted by a decrease in overall spending and a lower R&D headcount in 2014 relative to 2013.

For the year ended December 31, 2014, R&D expenses were $13.8 million compared to $18.5 million for the same period in 2013. The $4.7 million decrease was primarily due to higher costs incurred in 2013 related to the LCA and RP Phase Ib retreatment study, which was substantially completed in 2013, and further savings realized in 2014 from QLT’s 2012 restructuring activities. These R&D expense decreases were partially offset by higher costs incurred in 2014 related to the preparatory activities for the QLT091001 proposed pivotal trial, the IDA study, and higher stock based compensation expense associated with certain stock options granted for incentive and retention purposes.

Selling, General and Administrative (“SG&A”) Expenses

During the fourth quarter of 2014, SG&A expenses were $8.1 million compared to $1.4 million for the same period in 2013. The $6.7 million increase was primarily due to the $5.7 million breakup fee (“Breakup Fee”) paid to QLT’s financial advisor, Credit Suisse Securities (USA) LLC, in connection with the October 9, 2014 termination of the proposed merger with Auxilium, described below, as well as other consulting and advisory fees related to the Company’s reevaluation and exploration of strategic alternatives.

During the year ended December 31, 2014, SG&A expenses were $16.8 million compared to $7.0 million for the same period in 2013. The $9.8 million increase was primarily due to $10.2 million of consulting and transaction fees related to the proposed merger with Auxilium, which includes the Breakup Fee, and consulting and advisory costs as described above. These cost increases were partially offset by net overall savings realized in 2014 related to the further impact of QLT’s 2012 restructuring activities.

Restructuring Charges

During the fourth quarter of 2014, restructuring charges were nil compared to $0.2 million for the same period in 2013. During the year ended December 31, 2014, restructuring charges were $0.7 million compared to $2.0 million for the same period in 2013. These restructuring charges primarily consisted of continuing severance and termination costs related to QLT’s 2012 restructuring activities.

Termination Fee

In accordance with the termination provisions of the Auxilium Merger Agreement, as described below, on October 9, 2014, Auxilium paid QLT a $28.4 million termination fee (“Termination Fee”). The Termination Fee significantly offset QLT’s operating expense for the year ended December 31, 2014.

Operating Income (Loss) and Net Income (Loss) per Share

During the fourth quarter of 2014, operating income was $17.9 million compared to an operating loss of $6.6 million for the same period in 2013. The full year operating loss for 2014 was $3.8 million compared to $28.5 million in 2013. The improvement in operating results in 2014 is primarily due to the receipt of the $28.4 million Termination Fee.

Net income per share from continuing operations was $0.31 in the fourth quarter of 2014, compared to a loss per share of $0.11 for the same period in 2013. Loss per share for the full year in 2014 was $0.08, compared to a loss per share of $0.51 in 2013. The improvement in earnings per share in 2014 is primarily due to the receipt of the $28.4 million Termination Fee.

Cash and Cash Equivalents

As at December 31, 2014, the Company’s consolidated cash and cash equivalents were $155.9 million compared to $118.5 million of cash and cash equivalents at the end of 2013. The increase was primarily due to $38.1 million of proceeds received from Tolmar in connection with the Eligard related contingent consideration and the $28.4 million Termination Fee received from Auxilium. These cash increases were partially offset by the $10.2 million of merger related consulting and transaction fees described under the SG&A Expenses section above as well as cash used in operating activities.

Termination of Merger Agreement with Auxilium

On October 8, 2014, Auxilium terminated the Agreement and Plan of Merger dated June 25, 2014 (the “Merger Agreement”) among QLT, Auxilium, QLT Holding Corp. and QLT Acquisition Corp. The Merger Agreement contemplated a business combination whereby Auxilium would have become an indirect wholly-owned subsidiary of QLT (the “Combined Company”) and Auxilium’s stockholders would have received common shares representing approximately 76% of the Combined Company. Auxilium terminated the Merger Agreement after receiving from Endo International plc what Auxilium’s board of directors determined to be a “superior proposal” to acquire all of the issued and outstanding shares of Auxilium.

Strategic Review and Synthetic Retinoid Program Update

Following the termination of the Merger Agreement in October 2014, QLT has continued to review its strategic and business options, having engaged Greenhill & Co. to act as its advisor in connection with developing, and providing advice with respect to, various strategic and business alternatives for the Company. Strategic and business alternatives that QLT may consider include, but are not limited to, asset divestiture, partnering or other collaboration agreements, merger, reverse merger, reorganization or similar transactions, potential acquisitions, or recapitalizations.

During 2014, the Company continued to advance development of QLT091001, its synthetic retinoid product candidate, for the treatment of certain inherited retinal diseases toward pivotal trials. Following meetings with the U.S. Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMA”), in 2014 the Company amended and finalized its proposed pivotal trial protocol to test the safety and efficacy of QLT091001 in subjects with Inherited Retinal Disease phenotypically diagnosed as Leber Congenital Amaurosis (“LCA”) or Retinitis Pigmentosa (“RP”) caused by RPE65 or LRAT gene mutations (“IRD”). At present, there is no approved therapeutic treatment option for these patients.

In an effort to accelerate the commercial availability of QLT091001 as a treatment option, the Company is currently exploring with the EMA a submission of a Marketing Authorization Application (“MAA”) in 2016 for conditional approval of QLT091001 for the treatment of IRD based on the existing clinical data. Advisory meetings with certain European regulatory authorities are scheduled for early 2015. The outcome of these meetings will determine whether the Company proceeds to submit a Marketing Authorization Application for conditional approval with the EMA and decisions concerning the timing of commencement of a pivotal trial. Conditional approval, if granted, would be made subject to specified conditions, including among other things, that the Company complete and have favorable safety and efficacy data from additional studies, including one or more pivotal trials of QLT091001 for IRD.

Passive Foreign Investment Company

The Company believes that it was classified as a Passive Foreign Investment Company (“PFIC”) for 2008 through 2014, and that it may be classified as a PFIC in 2015, which could have adverse tax consequences for U.S. shareholders. Please refer to our 2014 Annual Report on Form 10-K for additional information.

QLT Inc. - Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In thousands of U.S. dollars except share and per share information)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Expenses
Research and development	$2,119	$4,794	$13,803	$18,509
Selling, general and administrative	8,149	1,418	16,791	6,986
Depreciation	211	247	891	964
Restructuring charges	—	184	744	2,031
Termination Fee	(28,400)	—	(28,400)	—

	(17,921)	6,643	3,829	28,490

Operating income (loss)	17,921	(6,643)	(3,829)	(28,490)
Other (expense) income
Net foreign exchange gains (losses)	12	4	(62)	(32)
Interest income	33	36	113	211
Fair value change in contingent consideration	(2,000)	961	(534)	2,865
Other gains	—	107	115	207

	(1,955)	1,108	(368)	3,251

Income (Loss) from continuing operations before income taxes	15,966	(5,535)	(4,197)	(25,239)
(Provision for) recovery of income taxes	(2)	(165)	192	(599)

Income (Loss) from continuing operations	15,964	(5,700)	(4,005)	(25,838)

(Loss) income from discontinued operations, net of income taxes	(3)	851	(66)	967

Net income (loss) and comprehensive income (loss)	$15,961	$(4,849)	$(4,071)	$(24,871)

Basic and diluted net income (loss) per common share (1)
Continuing operations	$0.31	$(0.11)	$(0.08)	$(0.51)
Discontinued operations	(0.00)	0.02	(0.00)	0.02

Net income (loss) per common share	$0.31	$(0.10)	$(0.08)	$(0.49)

Weighted average number of common shares outstanding (thousands) (1)
Basic	51,191	51,082	51,126	50,909
Diluted	51,220	51,082	51,126	50,909

(1)

During the three months ended December 31, 2014, the Company’s RSUs had a dilutive impact. However, the dilutive impact did not change the income per common share value, as basic and diluted net income per common share were calculated as $0.31.

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

As at December 31,	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$155,908	$118,521
Accounts receivable, net of allowances for doubtful accounts - current	363	4,590
Contingent consideration - current	—	36,582
Income taxes receivable	47	77
Deferred income tax assets - current	—	191
Prepaid and other assets	1,053	1,863

Total current assets	157,371	161,824
Accounts receivable - non-current	2,000	—
Property, plant and equipment	1,000	1,866
Deferred income tax assets - non-current	—	177

Total assets	$160,371	$163,867

LIABILITIES
Current liabilities
Accounts payable	$1,943	$2,609
Accrued liabilities	1,528	1,498
Accrued restructuring charge	—	130

Total current liabilities	3,471	4,237
Uncertain tax position liabilities	388	1,846

Total liabilities	3,859	6,083

SHAREHOLDERS’ EQUITY
Share capital
Authorized
500,000,000 common shares without par value
5,000,000 first preference shares without par value, issuable in series
Issued and outstanding common shares	$467,034	$466,229
December 31, 2014 – 51,199,922 shares
December 31, 2013 – 51,081,878 shares
Additional paid-in capital	97,838	95,844
Accumulated deficit	(511,329)	(507,258)
Accumulated other comprehensive income	102,969	102,969

Total shareholders’ equity	156,512	157,784

Total shareholders’ equity and liabilities	$160,371	$163,867

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Tolmar Therapeutics, Inc.

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning our PFIC status; statements concerning the timing and outcome of our evaluation of a potential EMA conditional approval pathway for QLT091001; statements concerning our potential submission of Marketing Authorization Application with the EMA for conditional approval and the potential commencement of one or more pivotal trials for QLT091001; statements concerning our review of strategic alternatives; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects,” “hopes,” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that we may not receive any or as much additional contingent consideration as we might expect under our agreements with respect to the sale of Visudyne® and the PPDS Technology; the risk that we will be treated as a Passive Foreign Investment Company (PFIC) in 2014 and future years; the risk that the Company will determine it is not feasible to submit a Marketing Authorization Application for conditional approval with the EMA based upon existing clinical data or other reasons and the impact of this outcome on the Company’s potential plans to commence a pivotal trial for QLT091001; the risk that the EMA denies any conditional approval and Marketing Authorization Application we may submit; risks and uncertainties concerning the impact that QLT’s success or failure in pursuing various future strategic initiatives will have on the market price of our securities; the risk that QLT does not pursue any strategic transaction or business alternative, or that any such transaction or business alterative that is pursued is unsuccessful; risks resulting from the potential loss of key personnel; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies, including pivotal clinical trials; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.